UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023

Checkpoint Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38128	47-2568632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

95 Sawyer Road, Suite 110, Waltham, MA 02453

(Address of principal executive offices)

(781) 652-4500

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CKPT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2023, Checkpoint Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with the investors named on the signature pages thereto (the “Purchasers”). The Purchase Agreement provided for the sale and issuance by the Company of an aggregate of: (i) 1,700,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), (ii) unregistered Series A warrants (the “Series A Warrants”) to purchase up to 1,700,000 shares of Common Stock, and (iii) unregistered Series B warrants (the “Series B Warrants” and together with Series A Warrants, the “Private Warrants”) to purchase up to 1,700,000 shares of Common Stock. The offering price per share of Common Stock and accompanying warrants was $3.60. The Series A Warrants will be exercisable immediately upon issuance and will expire five years following the issuance date and have an exercise price of $3.35 per share. The Series B Warrants will be exercisable immediately upon issuance and will expire eighteen months following the issuance date and have an exercise price of $3.35 per share.

The Shares described above were offered pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-251005) and a related prospectus supplement filed with the Securities and Exchange Commission (the “Registered Direct Offering”). The Private Warrants described above were issued in a concurrent private placement (the “Private Placement” and together with the Registered Direct Offering, the “Offerings”). The Company expects to receive gross proceeds from the Offerings of approximately $6.1 million.

On February 8, 2023, the Company entered into an engagement letter with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the Company, on a reasonable best-efforts basis, in connection with the Offerings. The Company will pay Wainwright an aggregate cash fee equal to 7.0% of the gross proceeds of the Offerings and a management fee equal to 1.0% of the aggregate gross proceeds of the Offerings. The Company also agreed to pay Wainwright certain expenses of $75,000 for non-accountable expenses and $15,950 for clearing fees. Additionally, the Company has agreed to issue to Wainwright or its designees as compensation, warrants to purchase up to 102,000 shares of Common Stock, equal to 6% of the aggregate number of Shares placed in the Offerings (the “Placement Agent Warrants”). The Placement Agent Warrants have a term of five (5) years from the commencement of sales under the Offerings and an exercise price of $4.50 per share of Common Stock (equal to 125% of the offering price per share of Common Stock and accompanying warrants).

The foregoing summaries of the Purchase Agreement, the Private Warrants, and the Placement Agent Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.1, 4.1 and 4.2 respectively, to this Current Report on Form 8-K, which are incorporated herein by reference. The description of the terms of the Purchase Agreement, the Private Warrants, and the Placement Agent Warrants are qualified in their entirety by reference to such exhibits.

Item. 3.02. Unregistered Sales of Equity Securities

The information contained above in Item 1.01 related to the Private Placement and the issuance of the Placement Agent Warrants is hereby incorporated by reference into this Item 3.02. The Private Warrants, the Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Private Warrants and the Placement Agent Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Item 8.01. Other Events.

On March 31, 2023, the Company issued a press release announcing the pricing of the Offerings described above in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series A/B Common Stock Purchase Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Alston & Bird LLP
10.1	Securities Purchase Agreement, dated as of March 30, 2023, by and between Checkpoint Therapeutics, Inc. and the Purchasers
23.1	Consent of Alston & Bird LLP (contained in Exhibit 5.1)
99.1	Press Release of Checkpoint Therapeutics, Inc., dated March 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKPOINT THERAPEUTICS, INC.

Date: April 4, 2023	By:	/s/ James F. Oliviero
	Name:	James F. Oliviero
	Title:	President and Chief Executive Officer